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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 18, 1997
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                Date of Report (Date of Earliest event reported)

                                ML Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)



                          Commonwealth of Pennsylvania
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                 (State or other jurisdiction of incorporation)

                                      0-24358
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                            (Commission File Number)

                                    23-2752439
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                       (IRS Employer Identification No.)

                               Two Aldwyn Center
                          Lancaster Avenue & Route 320
                         Villanova, Pennsylvania 19085
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                    (Address of principal executive offices)

                                  (610) 526-6200
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               Registrant's telephone number, including area code
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ITEM 5.  OTHER EVENTS.

         On September 18, 1997, ML Bancorp, Inc. ("ML") and Sovereign Bancorp ("Sovereign") entered into an Agreement and Plan of Merger (the "Agreement") which sets forth the terms and conditions under which ML will be merged with and into Sovereign (the "Merger"). On the same date, Main Line Bank, a wholly-owned subsidiary of ML, and Sovereign Bank, a wholly-owned subsidiary of Sovereign, entered into an Agreement and Plan of Merger which sets forth the terms and conditions under which Main Line Bank will be merged with and into Sovereign Bank (the "Bank Merger") following consummation of the Merger.

         In accordance with the terms of the Agreement, each outstanding share of ML common stock, par value $.01 per share (the "ML Common Stock"), outstanding immediately prior to the effective date of the Merger (the "Effective Date"), other than any shares held by holders who exercise dissenters' rights under the Pennsylvania Business Corporation Law or as otherwise provided in the Agreement, will be converted into the right to receive a number of shares of Sovereign common stock, no par value per share (the "Sovereign Common Stock"), based on an exchange ratio (the "Exchange Ratio") which generally is determined based on the average of the closing high bid and low asked prices of a share of Sovereign Common Stock for each of the 20 consecutive trading days ending on the trading day preceding the Determination Date (the "Sovereign Market Value"). The Determination Date is defined in the Agreement to be the earlier of (i) the date on which the Office of Thrift Supervision ("OTS") approves the Merger and the Bank Merger (or the later of such dates if the OTS approves such transactions on different dates) and (ii) March 31, 1998. Pursuant to the Agreement, (i) if the Sovereign Market Value is greater than or equal to $13.80 and less than or equal to $18.67, the Exchange Ratio shall be 1.67, (ii) if the Sovereign Market Value is less than $13.80, the Exchange Ratio shall be equal to the quotient (rounded to the nearest hundredth) determined by dividing $23.05 by the Sovereign Market Value, provided that if the Sovereign Market Value is less than $12.18, Sovereign shall have the right to elect to have the Exchange Ratio be equal to the quotient determined by dividing $23.05 by $12.18, subject to ML's right to terminate the Agreement under such circumstances and Sovereign's right to eliminate such right of termination, as discussed below, and (iii) if the Sovereign Market Value is greater than $18.67, the Exchange Ratio shall be equal to the quotient (rounded to the nearest hundredth) determined by dividing $31.18 by the Sovereign Market Value, provided that if on or before the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Sovereign's assets or a merger, consolidation or similar transaction involving Sovereign in which Sovereign is not the surviving entity or in which shareholders of Sovereign before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, the Exchange Ratio shall be 1.67.





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         Each holder of ML Common Stock who would otherwise be entitled to receive a fraction of a share of Sovereign Common Stock (after taking into account all of a shareholder's certificates) will receive cash, in lieu thereof, without interest, based on the price of a share of the Sovereign Common Stock on the Effective Date.

         The Agreement may be terminated by ML by giving notice to Sovereign at any time during the ten-day period following the Determination Date if both (i) the Sovereign Market Value shall be less than $12.18 and Sovereign shall have made the election specified in the proviso clause in clause (ii) of the third sentence in the second preceding paragraph and (ii) (x) the quotient obtained by dividing the Sovereign Market Value by $16.24 shall be less than (y) the quotient obtained by dividing the weighted average of the closing sales prices of the common stocks of a specified index of thrift and bank holding companies on the Determination Date by the weighted average of such closing prices on September 17, 1997, and subtracting 0.10. In the event that ML gives Sovereign notice of its intent to terminate the Agreement pursuant to the conditions set forth in the preceding sentence, Sovereign may determine, in its sole discretion, to eliminate ML's right to terminate the Agreement by increasing the Exchange Ratio to equal the quotient (rounded to the nearest hundredth) determined by dividing $23.05 by the Sovereign Market Value.

         The Merger Agreement also provides that each option to purchase shares of ML Common Stock under ML's stock option plans which is outstanding on the Effective Date, whether or not exercisable, shall be converted into and become a right to purchase shares of Sovereign Common Stock in accordance with the terms of the ML stock option plan and ML option agreement by which it is evidenced, except that from and after the Effective Date, (i) the number of shares of Sovereign Common Stock subject to each ML option shall be equal to the number of shares of ML Common Stock subject to such option prior to the Effective Date multiplied by the Exchange Ratio (with fractional shares rounded down to the nearest share) and (ii) the exercise price per share of Sovereign Common Stock purchasable thereunder shall be that specified in the ML option divided by the Exchange Ratio (rounded up to the nearest cent).

         The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests under generally accepted accounting principles. It is contemplated that ML will issue prior to the Effective Date a sufficient number of shares of ML Common Stock so that the Merger will be accounted for in the desired manner.

         Consummation of the Merger is subject to various conditions, including
(i) receipt of the requisite approval of the Agreement by the shareholders of each of ML and Sovereign, (ii) receipt of requisite regulatory approvals from the OTS and any other applicable regulatory authority, (iii) receipt of opinions from the parties' respective legal counsel as to the tax treatment of certain aspects of the Merger, (iv) receipt of letters from the parties' respective independent public accountants to the effect that the Merger shall be accounted for as a pooling-of-interests and (v) satisfaction of certain other conditions.





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         Upon consummation of the Bank Merger, Dennis S. Marlo, President and
Chief Executive Officer of ML and Main Line Bank, will be elected as President of the Pennsylvania Division of Sovereign Bank, which shall consist of Sovereign Bank's Pennsylvania and Delaware branch network.

         In connection with the Agreement, the directors and executive officers of ML entered into a letter agreement with Sovereign pursuant to which each such person agreed in his personal capacity to vote the shares of ML Common Stock beneficially owned by him in favor of the Agreement at the meeting of ML shareholders called for the purpose of considering the same and to not transfer such shares of ML Common Stock or shares of Sovereign Common Stock acquired upon consummation of the Merger or otherwise during specified periods, and the directors and executive officers of Sovereign entered into a similar letter agreement with ML with respect to the shares of Sovereign Common Stock beneficially owned by them.

         In connection with the Agreement, ML and Sovereign entered into a Stock Option Agreement, dated as of September 18, 1997 (the "Option Agreement"), pursuant to which ML granted to Sovereign an option to purchase, under certain circumstances, up to 2,361,245 shares of ML Common Stock (representing 19.9% of the currently outstanding shares of ML Common Stock) at a price of $21.875 per share (the "Option"). Under certain circumstances, ML may be required to repurchase the Option or the shares acquired pursuant to the exercise thereof. The Option Agreement was entered into by ML as a condition to Sovereign's willingness to enter into the Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     Exhibits.

                 The following exhibits are filed herewith.

           Exhibit No.                              Description of Exhibit
           -----------                              ----------------------
               2.0                   Agreement and Plan of Merger, dated as of September
                                     18, 1997, between Sovereign Bancorp and ML Bancorp,
                                     Inc.





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
           Exhibit No.                              Description of Exhibit
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
              10.1                   Form of Letter Agreement, dated as of September 18,
                                     1997, between Sovereign Bancorp and directors and
                                     executive officers of ML Bancorp, Inc. (included as
                                     Exhibit 1-A to the Agreement and Plan of Merger).

              10.2                   Form of Letter Agreement, dated as of September 18,
                                     1997, between ML  Bancorp, Inc. and directors and
                                     executive officers of Sovereign Bancorp (included as
                                     Exhibit 1-B to the Agreement and Plan of Merger).

              10.3                   Form of Stock Option Agreement, dated as of
                                     September 18, 1997, between Sovereign Bancorp and ML
                                     Bancorp, Inc. (included as Exhibit 2 to the
                                     Agreement and Plan of Merger).

              99.1                   Text of joint press release, dated September 18,
                                     1997, issued by ML Bancorp, Inc. and Sovereign
                                     Bancorp.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ML BANCORP, INC.



                               By:/s/ Brian M. Hartline
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                                   Name:  Brian M. Hartline
                                   Title: Senior Vice President, Chief Financial
                                            Officer, Secretary and Treasurer
                                            (principal financial officer)

Date:  September 24, 1997





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